Exhibit 21

Subsidiaries of Hilb Rogal & Hobbs Company

Name of Subsidiary	State/Province of Incorporation
Bay Technology Group, LLC	Delaware

Bliss & Glennon, Inc. (3 locations)	California

Dominion Specialty Group, Inc.	Florida

Ed Murray & Sons, Inc.	Wyoming

Essenale, Ltd.	Bermuda

Frank F. Haack & Associates, Inc.	Wisconsin

Freberg & Company of Wyoming, Inc.	Wyoming

Freberg Environmental, Inc. (4 locations)	Colorado

Glencairn Group Limited	United Kingdom

HRH Consulting, LLC	Virginia

HRH Consulting Group, LLC	New York

HRH E&S Services, LLC	Illinois

HRH Insurance Services of Nevada, Inc.	Nevada

HRH Investment Advisors, LLC	Delaware

HRH (London) Limited	United Kingdom

HRH Michigan, Inc.	Michigan

HRH Reinsurance Brokers Limited	United Kingdom

HRH Risk Mitigation, Inc. (4 locations)	Pennsylvania

HRH Securities, LLC	New York

Hilb, Rogal and Hamilton Insurance Services of Orange County, Inc.	California

Hilb Rogal & Hobbs of Alabama, Inc. (4 locations)	Alabama

Hilb Rogal & Hobbs of Appleton, Inc.	Wisconsin

Hilb Rogal & Hobbs of Arizona, Inc. (3 locations)	Arizona

Hilb Rogal & Hobbs of Atlanta, Inc.	Georgia

Hilb Rogal & Hobbs of Baltimore, Inc.	Maryland

Hilb Rogal & Hobbs of Chicago, Inc.	Illinois

Hilb Rogal & Hobbs of Chicagoland, Inc.	Illinois

Hilb Rogal & Hobbs of Colorado, Inc.	Colorado

Hilb Rogal & Hobbs of Connecticut, LLC (3 locations)	Connecticut

Hilb Rogal & Hobbs of Conroe, Inc.	Texas

Hilb Rogal & Hobbs of Florida, Inc. (9 locations)	Florida

Hilb Rogal & Hobbs of Gainesville, Inc.	Georgia

Hilb Rogal & Hobbs of Grand Rapids, Inc.	Michigan

Hilb Rogal & Hobbs of Illinois, Inc. (2 locations)	Illinois

Hilb Rogal & Hobbs of Kansas, Inc. (3 locations)	Kansas

Hilb Rogal & Hobbs of Lansing, Inc. (2 locations)	Michigan

Hilb Rogal & Hobbs of Massachusetts, LLC (3 locations)	Virginia

Hilb Rogal & Hobbs of Metropolitan Washington, Inc.	Delaware

Hilb Rogal & Hobbs of Nebraska, Inc.	Nebraska

Hilb Rogal & Hobbs of New York, LLC	New York

Hilb Rogal & Hobbs of Northern New England, Inc. (4 locations)	Maine

Hilb Rogal & Hobbs of New Jersey, LLC (2 locations)	New Jersey

Exhibit 21 (Continued)

Subsidiaries of Hilb Rogal & Hobbs Company

Name of Subsidiary	State/Province of Incorporation

Hilb Rogal & Hobbs of Oak Brook, LLC	Illinois

Hilb Rogal & Hobbs of Ohio, LLC	Ohio

Hilb Rogal & Hobbs of Oklahoma, Inc.	Oklahoma

Hilb Rogal & Hobbs of Oregon, Inc. (2 locations)	Oregon

Hilb Rogal & Hobbs of Philadelphia, LLC	Pennsylvania

Hilb Rogal & Hobbs of Pittsburgh, LLC	Pennsylvania

Hilb Rogal & Hobbs of Savannah, Inc.	Georgia

Hilb Rogal & Hobbs of Tennessee, Inc.	Tennessee

Hilb Rogal & Hobbs of Texas, LP (11 locations)	Texas

Hilb Rogal & Hobbs of Upstate New York, LLC (2 locations)	Delaware

Hilb Rogal & Hobbs of Virginia (3 locations)	Virginia

Hilb Rogal & Hobbs Insurance Services of Aliso Viejo, LLC	California

Hilb Rogal & Hobbs Insurance Services of California, Inc. (19 locations)	California

Hilb Rogal & Hobbs Insurance Services of Long Beach, LLC	California

Hilb Rogal & Hobbs Professional Practice Insurance Brokers, Inc.	California

Hilb Rogal & Hobbs Services Company	Virginia

Hilb Rogal & Hobbs UK Holdings Ltd.	United Kingdom

Hobbs Group Insurance Brokers, LLC	Massachusetts

Hobbs Group, LLC	Delaware

Hobbs Group, Inc.	Maryland

Hobbs Group, Inc.	Massachusetts

Hobbs Group, Inc.	Texas

Hobbs Group (NY), LLC	New York

Integrated Risk Solutions Insurance Services, LLC	California

Integrated Risk Solutions Insurance Services, LLC	Delaware

Kirklin & Company, LLC	Delaware

Lees Preston Fairy Holdings Limited	United Kingdom

Maclean, Oddy & Associates, Inc.	Texas

New World E & S, LLC	Delaware

NIB (Holdings) Limited	United Kingdom

Premium Funding Associates, Inc.	Connecticut

Smith, Bell and Thompson, Inc.	Vermont

The Managing Agency Group, Inc.	Connecticut

Westport Financial Services, LLC (5 locations)	Delaware

Westport Insurance Agency, Inc.	Delaware

Westport Insurance Agency, LLC	Delaware

Westport Insurance Brokerage, LLC	Massachusetts

Westport Insurance Agency, LLC	Texas

Westport Worldwide, LLC	Delaware

Zutz Associates, Inc.	Delaware

Each of the above subsidiaries is 100% owned by the Registrant except for Glencairn Group Limited of which the Registrant owns 92.7%. The remaining 7.3% will be registered in the name of a wholly-owned subsidiary of the Registrant subject to presentation of duly stamped stock transfer forms. This registration is estimated to be completed by March 31, 2007.